SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  BlackRock Global Energy and Resources Trust

            (Exact Name of Registrant as Specified in its Charter)


         Delaware
   (State of Incorporation                               (I.R.S. Employer
     or Organization)                                    Identification no.)


        100 Bellevue Parkway,                                  19809
        Wilmington, Delaware                                 (Zip Code)
 (Address of Principal Executive Offices)

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 If this form relates to the registration of a           If this form relates to the registration of a
 class of securities pursuant to Section 12(b)           class of securities pursuant to Section 12(g)
 of the Exchange Act and is effective                    of the Exchange Act and is effective
 pursuant to General Instruction A.(c), please           pursuant to General Instruction A.(d),
 check the following box. |X|                            please check the following box. |_|

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    Securities Act registration statement file number to which this form relates: 333-119876

    Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                        Name of Each Exchange on Which
      to be so Registered                        Each Class is to be Registered
      -------------------                        ------------------------------

      Common Shares of Beneficial Interest       New York Stock Exchange


    Securities to be registered pursuant to Section 12(g) of the Act:

                                     None




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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (File Nos. 333-119876 and 811-21656), as filed electronically with the Securities and Exchange Commission (the "Commission") on October 21, 2004 (Accession No. 0000950172-04-002433) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on November 23, 2004 (Accession No. 0000950136-04-004128), and as amended by Pre- Effective Amendment No.2 to the Registration Statement on Form N-2, as filed with the Commission on November 24, 2004 (Accession No. 0000950136-04-004130).

Item 2.  Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.


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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       BLACKROCK GLOBAL ENERGY
                                       AND RESOURCES TRUST

                                       By:   /s/ Robert S. Kapito
                                             ------------------------------
                                       Name:   Robert S. Kapito
                                       Title:  Trustee and President
                                               (Principal Executive Officer)


Date: December 16, 2004